Exhibit 99.1

 FOR IMMEDIATE RELEASE

May 14, 2014

COMPANY CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

NTN Buzztime, Inc. Announces First Quarter 2014 Results

CARLSBAD, Calif., May 14, 2014 — NTN Buzztime, Inc. (NYSE MKT: NTN) today announced results for the first quarter ended March 31, 2014.

“In line with our mission to proliferate the Buzztime BEOND platform, we ended the first quarter with 433 installed BEOND locations, 260 of which are Buffalo Wild Wings. In three of these BWW locations, we are currently testing premium entertainment options paid for by consumers via point of sale integration. We will continue to add features, functionalities and services to the platform to further drive ROI for our merchant customers,” said Buzztime interim CEO, Jeffrey Berg. “In April, we raised $6.4 million in net proceeds in an underwritten offering that, when added to our quarter end cash balance of $4.8 million, gives us the financial flexibility to execute aggressively on our growth plans,” continued Mr. Berg.

Results for the First Quarter Ended March 31, 2014

Revenues for the first quarter of 2014 were $6.4 million compared to $6.1 million for the same period in 2013. Direct costs increased to $2.5 million for the first quarter of 2014 from $2.0 million for the same period of 2013.

Selling, general and administrative expenses increased $0.1 million, or 2%, to $4.4 million for the first quarter of 2014 from $4.3 million for the same period in 2013.

Net loss for the first quarter of 2014 was $0.6 million, or $0.01 per share, compared to net loss of $0.4 million or $0.01 per share in the same period a year ago.

The Company ended the first quarter of 2014 with 3,145 subscribing venues, compared to 3,436 as of March 31, 2013.

Conference Call

Management will review the first quarter financial results in a conference call today, May 14, 2014, at 4:30 p.m. ET.

To access the conference call, please dial (877) 307-1373, if calling from the United States or Canada, or (678) 224-7873, if calling internationally, and use passcode 36334118. A replay of the call will be available until May 21, 2014, which can be accessed by dialing (855) 859-2056, if calling from the United States or Canada, or (404) 537-3406, if calling internationally. Please use passcode 36334118 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at the Company's Web site at http://www.buzztime.com.

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Forward-looking Statements

This release contains forward-looking statements which reflect management's current views of future events and operations, including but not limited to statements about our growth plans, product and platform development, new revenue, proliferation in the marketplace, customer development and growth plans, ROI, improved customer and consumer satisfaction and the number of locations, players and games. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant entertainment and marketing services platform. With over 4 million player registrations on the Buzztime platform and over 50 million games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give guests a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit www.buzztime.com or follow us on Facebook or Twitter.

(financial tables follow)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value amount)

	March 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$4,761	$5,455
Accounts receivable, net	1,115	641
Prepaid expenses and other current assets	1,935	1,822
Total current assets	7,811	7,918
Broadcast equipment and fixed assets, net	3,423	3,237
Software development costs, net	2,261	2,317
Deferred costs	706	562
Goodwill	1,139	1,179
Intangible assets, net	95	160
Other assets	85	84
Total assets	$15,520	$15,457
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$795	$553
Accrued compensation	815	647
Accrued expenses	736	660
Sales taxes payable	162	181
Income taxes payable	73	81
Notes payable—current portion	702	631
Obligations under capital leases—current portion	26	25
Deferred revenue	1,059	593
Other current liabilities	187	237
Total current liabilities	4,555	3,608
Notes payable, excluding current portion	1,216	962
Obligations under capital leases, excluding current portion	51	58
Deferred revenue, excluding current portion	362	798
Deferred rent	797	829
Total liabilities	6,981	6,255
Commitments and contingencies
Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at March 31, 2014 and December 31, 2013	1	1
Common stock, $.005 par value, 168,000 shares authorized at March 31, 2014 and December 31, 2013; 78,723 and 78,649 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	394	393
Treasury stock, at cost, 503 shares at March 31, 2014 and December 31, 2013	(456)	(456)
Additional paid-in capital	121,480	121,432
Accumulated deficit	(113,448)	(112,799)
Accumulated other comprehensive income	568	631
Total shareholders’ equity	8,539	9,202
Total liabilities and shareholders’ equity	$15,520	$15,457

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenues	$6,418	$6,116
Operating expenses:
Direct operating costs (includes depreciation and amortization)	2,530	2,000
Selling, general and administrative	4,390	4,283
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	152	199
Total operating expenses	7,072	6,482
Operating loss	(654)	(366)
Other income, net	15	5
Loss before income taxes	(639)	(361)
Provision for income taxes	(10)	(8)
Net loss	$(649)	$(369)
Net loss per common share – basic and diluted	$(0.01)	$(0.01)
Weighted average shares outstanding –basic and diluted	78,178	70,862
Comprehensive loss
Net loss	$(649)	$(369)
Foreign currency translation adjustment	(63)	(42)
Total comprehensive loss	$(712)	$(411)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In thousands)

	Three months ended March 31,
	2014	2013
Cash flows (used in) provided by operating activities:
Net loss	$(649)	$(369)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	685	789
Provision for doubtful accounts	20	23
Stock-based compensation	52	26
Issuance of common stock to consultant in lieu of cash payment	6	–
Loss from disposition of equipment and capitalized software	22	65
Changes in assets and liabilities:
Accounts receivable	(494)	14
Prepaid expenses and other assets	(113)	(95)
Accounts payable and accrued liabilities	421	35
Income taxes payable	(6)	–
Deferred costs	(145)	86
Deferred revenue	29	(381)
Deferred rent	(32)	(27)
Net cash (used in) provided by operating activities	(204)	166
Cash flows (used in) provided by investing activities:
Capital expenditures	(572)	(123)
Software development expenditures	(198)	(361)
Net cash used in investing activities	(770)	(484)
Cash flows provided by (used in) financing activities:
Proceeds from notes payable	764	–
Payments on notes payable	(439)	(10)
Principal payments on capital leases	(6)	(47)
Proceeds from exercise of stock options	6	–
Tax withholding related to net-share settlements of restricted stock units	(15)	(4)
Net cash (used in) provided by financing activities	310	(61)
Net decrease in cash and cash equivalents	(663)	(379)
Effect of exchange rate on cash	(30)	(18)
Cash and cash equivalents at beginning of period	5,455	2,721
Cash and cash equivalents at end of period	$4,761	$2,324

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EBITDA

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands):

	Three Months Ended March 31,
	2014	2013
Net (loss) income per GAAP	$(649)	$(369)
Interest expense, net	24	7
Income taxes	10	8
Depreciation and amortization	685	789

EBITDA	$70	$435

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